As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated
June 28, 1996 included and incorproated by reference in Manor Car, Inc.'s Form 10-K for the year ended May 31, 1996 and to all references to our Firm included in this registration statement.

                                      Arthur Andersen LLP

Washington, D.C.
  November 5, 1996